Exhibit 10.1

LOAN AGREEMENT

       THIS LOAN AGREEMENT ("Agreement") is made as of the 15th day of December, 2014 by and between Scio Diamond Technology Corporation, a Nevada corporation ("Borrower"), and Heritage Gemstone Investors, LLC, a South Carolina limited liability company (the "Lender").

RECITALS

A.	Borrower has requested from Lender an extension of credit in the form of non-revolving cash advances ("Line" or "Loan"), the proceeds of which are to be used to refinance existing indebtedness with Platinum Capital Partners, L.P. and for general working capital purposes, all as more particularly provided herein.

B.	Lender is willing to agree to provide the Loan to Borrower on the terms and conditions hereinafter contained;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.         Documents  Delivered  by  Borrower.   To induce Lender to commit to make the requested Loan, Borrower shall, on the date hereof, deliver to Lender the following, all of which shall be in form and substance acceptable to Lender:

1.1     Promissory Note. Borrower's Promissory Note of even date herewith, in the maximum principal amount of Two Million and No/100 Dollars ($2,000,000.00), payable to Lender (the "Promissory Note");

1.2     Security Agreement. A Security Agreement in favor of Lender (the "Security Agreement") covering and guarantying Lender a first priority security interest in the personal property described therein (the "Personal Property");

1.3     Financing Statement.  UCC-1 Financing Statement executed by Borrower for filing in such offices as Lender may deem necessary or desirable relating to the Security Agreement Line.

1.4     Borrower's  Certificate  of  Incumbency  and  Resolutions. A Certificate of Incumbency and Resolutions executed by Borrower and relating to Borrower's organizational documents and resolutions authorizing the Loan.

1.5     Insurance Certificate. Certificates of insurance evidencing a policy or policies of insurance covering Borrower's operations and the Personal Property as required by Section 4.2 of this Agreement, such policy to insure against all risks and name Lender as loss payee on all property policies and as an additional insured as to all liability policies.

1.6            Financial Statements.                                            Current financial statements of Borrower in a form and prepared in a manner acceptable to Lender.

1.7       Searches.  Complete UCC and state and federal tax  lien searches from such offices as Lender may request which confirm that there are no liens or security interests in the Personal Property which would be prior to Lender's liens and security interests in the Personal Property.

1.8            Releases. A release/amendment document pursuant to which any security interest in the Personal Property other than the interest of Lender shall be released.

1.9            Lease and Upfit Financing.  Borrower's entry into a lease agreement for the property located at 28 Global Drive, Greenville, South Carolina 29607.

2.            Commitment of Lender.

2.1       Non-Revolving Line of Credit Loan. So long as there exists no Event of Default hereunder and no event has occurred which would be an Event of Default with the giving of notice or lapse of time or both, and subject to all other terms and conditions hereof, Lender shall lend to Borrower and Borrower may borrow from Lender against the Line for the account of Borrower. The advances in aggregate shall not exceed the maximum principal amount of the Promissory Note. Borrower and Lender acknowledge and agree that the Promissory Note shall be a non-revolving line of credit loan, and that any payments by Borrower applied to the principal balance of the Promissory Note may not be re-drawn by Borrower. Advances on the Line may be requested by Borrower on three (3) business days' prior written notice to Lender at any time prior to the Maturity Date, as defined in the Promissory Note, for the purposes set forth below, not to the exceed the amounts set forth below:

(i)       on or about even date herewith, Lender shall pay on behalf of Borrower and advance against the Line an amount not to exceed One Million Six Hundred Thousand and No/100  Dollars  ($1,600,000.00)  to refinance all existing indebtedness of Borrower with Platinum Capital Partners, L.P.; and

(ii)       at any time on or before the Maturity Date, Borrower may request from Lender advances on the Line not to exceed Four Hundred Thousand and No/100 Dollars ($400,000.00) (and in increments not less than $25,000.00) for general working capital purposes as approved by Lender, in its reasonable discretion.

Prior to any advance hereunder, Borrower shall provide to Lender such information, certifications and documentation as Lender may reasonably require, including, without limitation, an executed pay-off letter and lien release from Platinum Capital Partners, L.P., materialmen's lien waivers, and invoices for goods and services received.

2.2      Interest and Payments. Interest shall accrue on outstanding principal, and principal and interest shall be due and payable, on the Promissory Note as provided in the Promissory Note. All unpaid principal of the Promissory Note, all interest accrued thereon, and all fees and costs, shall be due and payable on the Maturity Date, as defined in the Promissory Note.

3.            Representations and Warranties. Borrower represents and warrants that the following are true and correct as of the date hereof and shall remain true and correct at all times hereafter so long as there remains any outstanding indebtedness or obligation of Borrower owing to Lender under the Loan Documents:

3.1     Organization, Qualification and Authorization. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; has the power and authority to own its property and to carry on its business as now being conducted; and is duly qualified and licensed to do business, and is in good standing, in every jurisdiction in which the nature of the business in which it is engaged makes such qualification or licensing necessary.

3.2       Validity of Obligations. Borrower has full power, right and authority to execute and deliver this Agreement, the Security Agreement, the Promissory Note and all other documents, instruments and agreements required to be delivered by Borrower hereunder, as applicable (the "Loan Documents"), to obtain the credit herein provided for, and to perform and observe each and all of the matters and things provided for in the Loan Documents. The execution and delivery of the Loan Documents and the performance or observance of the terms thereof have been duly authorized by all necessary corporate and shareholder action and do not contravene or violate any provision of law or any provision of Borrower's organizational documents or any covenant, indenture or agreement of or binding upon Borrower, nor require the consent or approval of any governmental entity or agency.

3.3       Title to Assets. Borrower has good and marketable title to all of its property and assets reflected in its  most recent balance sheet delivered to Lender, including, without limitation, the Personal Property.

3.4      Litigation. Except as set forth on Schedule 3.4, no actions, suits or proceedings are pending or, to Borrower's knowledge, threatened, against or affecting it before any court, governmental or administrative body or agency which might result in any material adverse change in the operations, business property, assets or condition (financial or otherwise) of Borrower, or which would question the validity of this Agreement or of any action taken or to be taken by Borrower pursuant to or in connection with this Agreement.

3.5       No Events of Default. No Event of Default as hereinafter defined has occurred and is continuing as of the date hereof and no event has occurred and is continuing which would be an Event of Default hereunder were it not for any grace period specified herein or which would become an Event of Default if notice thereof were given to Borrower.

3.6       Financial Condition. The financial statements of Borrower heretofore furnished to Lender, if any, are complete and correct in all material aspects and fairly present the respective financial condition of Borrower at the date of such statements, and have been prepared in accordance with generally accepted accounting principles, consistently applied. Since the most recent set of financial statements delivered by Borrower to Lender, if any, there have been no material adverse changes in the financial condition of Borrower.

3.7     Licenses.  Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted.

3.8          Taxes.            Borrower has filed all tax returns required to be file and either paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings, or provided adequate reserves for payment thereof, and Borrower has no information or knowledge of any objections to or claims for additional taxes in respect of federal income or excise profit tax returns for prior years.

3.9       Compliance with Laws. Except as provided on Schedule 3.9 hereof, Borrower is in compliance with all federal, state, and local laws, regulations and governmental requirements applicable to it or to any of its property, securities, business operations, employees, and transactions, including, but not limited to, all rules and regulations of the U.S. Securities and Exchange Commission.

3.10   Subsidiaries. Borrower has no subsidiaries that possess or control assets of or property owned by Borrower or that could otherwise be used to support the secured collateral of Lender.

4.         Affirmative Covenants.  Borrower covenants and agrees with Lender that so long as there remains any outstanding indebtedness or obligation of Borrower owing to Lender under the Loan Documents, Borrower will:

4.1       Maintain Assets. Maintain and keep its assets, properties and equipment in good repair, working order and condition and from time to time make or cause to be made all needed renewals, replacements and repairs so that at all times Borrower's business can be operated efficiently.

4.2       Insurance. Insure and keep insured all of its property of an insurable value under all risk policies in an amount reasonably acceptable to Lender and carry such other property insurance as is usually carried by persons engaged in the same or similar business (and as required by the Security Agreement) all such insurance to name Lender as loss payee and additional insured with a standard mortgagee clause, and from time to time furnish to Lender upon request appropriate evidence of the carrying of such insurance.

4.3            Financial Information.  Furnish to Lender:

(a)      Within twenty (20) days after the end of each month and within ninety (90) days after the end of each of Borrower's fiscal years a set of, respectively, interim and annual financial statements, including a balance sheet, statement of cash flow, profit and loss statement and related statements, prepared by  Borrower and, compiled for annual statement only, by a public accounting firm reasonably acceptable to Lender, in accordance with generally accepted accounting principles;

(b)      As soon as available and in any event within thirty (30) days after such returns are filed (and no later than December 15th of any year) a copy of the federal and state income tax return of Borrower (including all schedules and exhibits) or amendments thereto filed for the immediately preceding year;

(c)      Within twenty (20) days after the end of each month, an accounts receivable aging report inform and substance reasonably acceptable to Lender;

  (d)            Within twenty (20) days after the end of each month, a listing of inventory in sufficient detail as to determine composition and value.

                (e)            Such other information as Lender may reasonably request from time to time.

4.4       Access to Records. Permit any person designated by Lender, at Lender's expense upon reasonable prior notice, to visit and inspect any of its properties, corporate books and financial records and to discuss its affairs, finances and accounts with the principal officers of Borrower, all at such reasonable times and as often as Lender may reasonably request, and unfettered electronic access to all deposit accounts maintained by Borrower with any bank and/or any other deposit institutions.

4.5       Taxes,  Assessments  and  Charges.    Promptly pay over to the appropriate authorities all sums for taxes deducted and withheld from wages as well as the employer's contributions and other governmental charges imposed upon or asserted against Borrower's income, profits, properties and rental charges or otherwise which are or might become a lien charged upon Borrower's properties, unless the same are being contested in good faith by appropriate proceedings and adequate reserves shall have been established on Borrower's books with respect thereto.

4.6            Notification of Changes. Promptly notify Lender of:

(a)     Any litigation actually known to Borrower which might materially and adversely affect Borrower or any of its respective properties;

(b)      any event of which Borrower has knowledge and which, with the passage of time or giving of notice or both, would constitute an Event of Default under this Agreement.

(c)      Any material adverse change in the operations, business, properties, assets or conditions, financial or otherwise, of Borrower.

4.7     Corporate Existence. Maintain its corporate existence in compliance with all applicable statutes, laws, rules and regulations.

4.8     Books and Records. Keep true and accurate books, records and accounts in accordance with sound accounting and bookkeeping practices.

4.9       Reimbursement  of  Expenses.   Promptly reimburse Lender for any and all reasonable out-of-pocket expenses, and all fees and disbursements, including attorneys' fees incurred in connection with the preparation and performance of this Agreement and the instruments and documents related thereto, and all expenses relating to the administration and collection of the Loan to be made hereunder, including reasonable attorneys' fees.

4.10            Net  Worth  Stop.   Borrower shall maintain a Book Net Worth of at least $4,000,000.00 at all times.

5.          Negative Covenants.  Borrower hereby covenants and agrees with Lender that so long as there remains any outstanding indebtedness or obligation of Borrower owing to Lender under theLoan Documents, Borrower, without the prior approval of Lender, will not:

5.1       Merge, Consolidate or Sell. Merge or consolidate with or into another entity, or lease or sell all or substantially all of its property and business to any other entity or entities without the express consent of Lender, which consent may be withheld or granted in Lender's sole and absolute discretion.

5.2       Default on Other Obligations. Default upon or fail to pay, beyond any applicable periods of grace, any of its other debts or obligations as the same mature, unless the same are being contested in good faith by appropriate proceedings and adequate reserves shall have been established on Borrower's books with respect thereto.

5.3      Limitation  on  Liens  and  Encumbrances.   Except for the interests of Lender, Borrower will not at any time create, assume, incur or permit to exist, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of the Personal Property or any other assets, income or revenues of any character, whether heretofore or hereafter acquired by it.

5.4       Limitation on Distributions. Borrower may not make any distributions of cash or property of any kind whatsoever to its shareholders without the prior written consent of Lender which shall also include salaries, bonuses or other compensation payable to any manager or key employee of Borrower in amounts in excess of those set forth in periodic budgets provided to Lender.

5.5       Negative Pledge.  Borrower shall not, without Lender's prior written consent, which consent may be withheld or granted in Lender's sole and absolute discretion, sell (except inventory  in the ordinary  course of business), purchase and/or lease any  real or personal property, or other assets or equipment.

6.            Defaults.

6.1            Event of Default.  Any one or more of the following events shall constitute an Event of Default:

(a)            Payment. Borrower shall fail to pay when due, any payments due under the Promissory Note; or

(b)      Other Covenants or Agreements Herein. Borrower shall default in the due performance or observance of any term, covenant or agreement contained in this Agreement or any of the other Loan Documents (other than payments under the Promissory Note) and such default shall continue for a period of thirty (30) days after written notice thereof shall have been given by Lender to Borrower, or, if such default does not consist of the non-payment of money and cannot reasonably be cured within thirty (30) days, for such longer period of time not exceeding ninety (90) days as may be necessary to cure such default with the exercise of due diligence so long as Borrower is diligently proceeding to cure such default; or beyond the applicable cure period (if any)

(c)      Cross Default.   There occurs any breach, default or event of default under any other document, instrument or agreement between Borrower and Lender or any member thereof, or any affiliate thereof, including, without limitation: (i) that certain  Agreement for the Sale and Lease of Growers by and between Borrower and Lender and dated on or about even date herewith, together with any  amendments, restatements and replacements thereof; and (ii) that certain Lease Agreement between Borrower and Fairforest of Greenville, LLC dated on or about even date herewith; or

(d)      Insolvency.  Borrower shall (i) become insolvent, (ii) suspend business, (iii) make a general assignment for the benefit of its creditors, (iv) admit in writing its or his inability to pay its or his debts generally as they mature, (v) file a petition in bankruptcy or a petition or answer seeking a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any State thereof, (vi) consent to the appointment of a trustee or receiver for Borrower or for a substantial part of its property, (vii) be adjudicated a bankrupt or fail to cause an involuntary petition in bankruptcy to be dismissed within sixty (60) days after the filing thereof, (viii) take any action for the purpose of effecting or consenting to any  of the foregoing, or (ix) have an order, judgment or decree entered appointing a trustee, conservator or receiver for Borrower or for a substantial part of its property, or approving a petition filed against Borrower seeking a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any State hereof, which order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry; or

(e)      Representations and Warranties. If any material representation or warranty contained in this Agreement or any  of the other Loan Documents or any  letter or certificate furnished or to be furnished to Lender by Borrower pursuant to this Agreement proves to be false in any material respect as of the date executed or delivered to Lender; or

(f)       Judgments.   Judgments against Borrower for the payment of money totaling in excess of $5,000.00 shall be outstanding for a period of thirty (30) days without a stay of execution; or

(g)      Management Change. Any change in the senior management of Borrower for reasons other than death or incapacity not approved in writing by Lender, in its reasonable discretion; or

(h)      Material Adverse Change. Any material adverse change shall occur in the condition (financial or otherwise)  of Borrower which, in the  reasonable  opinion of Lender, materially increases its risk with respect to the Promissory Note; or

6.2      Lender's Right on Default. Upon the occurrence of an Event of Default, Lender may, at its option and without notice:  (a) accelerate amounts outstanding on the Promissory Note and demand immediate payment in full without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are expressly waived; (b) foreclose its lien on the Personal Property pursuant to the Security Agreement, as applicable, or take such other actions available under the terms of this Agreement and the other Loan Documents; and (c) take such other actions as may otherwise be available in equity or at law. All remedies of Lender shall be cumulative, non-exclusive and exercisable by Lender in its sole and absolute discretion.

7.         Miscellaneous.

7.1       Binding Effect.  The parties hereto agree that this Agreement shall be binding upon and inure to the benefit of their respective successors in interest and assigns including any holder of the Promissory Note, PROVIDED, HOWEVER, that Borrower may not assign or transfer its interest hereunder without the prior written consent of Lender.

7.2     Governing Law. This Agreement and the rights and obligations of the parties hereunder and under the Promissory Note and any other Loan Documents, shall be construed in accordance with and governed by the laws of the State of South Carolina. Borrower hereby consents to the jurisdiction of the state and federal courts of Greenville County, South Carolina for any actions brought hereon, on the Promissory Note or any other Loan Document.

7.3       Notices. Any notices required or contemplated hereunder shall be effective upon the placing thereof in the United States mails, certified mail and with return receipt requested, postage prepaid, and addressed as follows:

If to Borrower:                                  Scio Diamond Technology Corporation
411 University Ridge, Suite D Greenville, SC 29601
Attn: Gerald McGuire

If to Lender:                                        Heritage Gemstone Investors, LLC
136 Rubiwood Circle
Greer, SC 29651
Attn: Billy J. Coleman

7.4       No Waivers. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder and no course of dealing between Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.5       Headings. The headings of various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

7.6       Amendment and Waiver. Neither this Agreement nor any provision hereof may be modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

7.7       General Indemnity. Unless resulting from acts or conduct of Lender constituting willful misconduct or gross negligence and in addition to any other indemnity obligations of Borrower under this Agreement or any other Loan Document, Borrower releases and shall indemnify, defend and hold harmless Lender and its respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from: (a) acts or conduct of Borrower under, pursuant or related to this Agreement and the other Loan Documents; (b) Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents; (c) Borrower's failure to comply with any applicable laws; and (d) any claim by Borrower, or any principal, officer, agent, employee, or creditor thereof, against Lender arising out of any transaction whether hereunder or in any way related to the Loan Documents and all costs, expenses, fines, penalties or other damages resulting therefrom.

7.8       Waiver. No failure or delay on the part of Lender in exercising any power or right hereunder, and no failure of Lender to give Borrower any notice of an Event of Default, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of any Loan Document or consent to any departure by Borrower from any Loan Document shall in any event be effective unless the same shall be in writing and signed by Lender, and such waiver or consent shall be effective only in the specific instance and for the particular purpose for which it was given.

7.9     No Participation. Nothing in the Loan Documents, and no action or inaction whatsoever on the part of Lender undertaken in connection with the Loan, shall be deemed to make Lender a partner or joint venturer with Borrower.

7.10     Notice of Conduct. Borrower agrees to use commercially reasonable efforts to give Lender written notice of any action or inaction, to the extent that Borrower has actual knowledge thereof, by Lender or any agent or attorney of Lender in connection with the Loan Documents or the obligations of any party under the Loan Documents that Borrower reasonably believes may be actionable against Lender or any agent or attorney of Lender or a defense to payment of any indebtedness or other obligations owing to Lender, including commission of a tort or violation of any contractual duty implied by law, and a reasonable opportunity to cure or correct such action or inaction. Upon request of Lender from time to time, Borrower shall also confirm in writing the status of the Loan and provide other information reasonably requested by Lender.

7.11     Costs,   Expenses   and   Attorneys'   Fees.  In  addition  to  any  payment  or reimbursement obligations of Borrower hereunder and under the other Loan Documents, Borrower shall pay to Lender immediately on demand, the full amount of all reasonable out-of- pocket costs and expenses, including reasonable attorneys' fees, costs of experts and all other expenses incurred by Lender: (a) the perfection, preservation, protection and continuation of the liens and security interest granted Lender in the Personal Property and the custody, preservation, protection, repair and operation of any of the Personal Property; (b) the pursuit by Lender of its rights and remedies under the Loan Documents and applicable law; and (c) defending any counterclaim, cross-claim or other action, or participating in any bankruptcy proceeding, mediation, arbitration, litigation or dispute resolution of any other nature involving Lender, Borrower or any Personal Property, except to the extent Lender has been adjudicated to have engaged in culpable conduct.

7.12     Further Assurances. At any time after the date hereof, Borrower, at the request of Lender, shall execute and deliver such further documents and agreements and take such further actions as Lender reasonably deems necessary or appropriate to permit each transaction contemplated by the Loan Documents to be consummated in accordance with the provisions thereof and to perfect, preserve, protect, continue and enforce Lender's rights and remedies regarding all liens, security interests and rights of Lender under the Loan Documents, security agreements,  financing  statements,  continuation statements,  new or replacement  promissory notes, and/or agreements supplementing, extending or otherwise modifying the Promissory Note, this Agreement, and/or any security agreement, and certificates as to the amount of the indebtedness evidenced by the Promissory Note.

[SIGNATURE PAGE ATTACHED]

EXECUTED by the undersigned this Loan Agreement to be effective as of the date above first written:

BORROWER:
SCIO DIAMOND TECHNOLOGY CORPORATION
A Nevada corporation

By:	/s/ Gerald McGuire
Gerald McGuire
Its:	Chief Executive Officer

LENDER:
HERITAGE GEMSTONE INVESTORS, LLC

By:	/s/ Billy J. Coleman
Billy J. Coleman
Its:	President and Chief Executive Officer

SCHEDULE 3.4

LITIGATION

Mark P. Sennott, et al. v. Edward S. Adams, et al., and Nominal Defendant Apollo Diamond, Inc., Cause No. 6:13-cv-012813-BHH (U.S. District Court for the District of South Carolina)

SCHEDULE 3.4

COMPLIANCE WITH LAWS

The U.S. Securities and Exchange Commission ("SEC") has initiated an investigation In the Matter of Scio Diamond Technology Corporation (C-08091), and as part of that investigation has issued a subpoena to the Borrower, former officers or directors of the Borrower and other parties.  At this time, it is unknown whether the SEC may pursue a claim or action against the Borrower in connection with the investigation, and if so, the purported basis for any such claim or action.  The Borrower is cooperating in the investigation.